EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Avid Technology, Inc. (the “Company”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jeff Rosica, President and Chief Executive Officer of the Company, and Kenneth Gayron, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

      (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 27, 2020	/s/ Jeff Rosica
Jeff Rosica
President and Chief Executive Officer
(Principal Executive Officer)

Date:	March 27, 2020	/s/ Kenneth Gayron
Kenneth Gayron
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A certification furnished pursuant to this item will not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.